Exhibit 3.26

State of Delaware Secretary of State Division of Corporations Delivered 12:11 PM 07/16/2004 FILED 12:01 PM 07/16/2004 SRV 040522671 – 224603 FILE

CERTIFICATE OF FORMATION

OF

SPECTRUM FIELD SERVICES LLC

PURSUANT TO SECTION 18-201

OF THE

DELAWARE LIMITED LIABILITY COMPANY ACT

1. The name of the limited liability company is Spectrum Field Services LLC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. This Certificate of Formation shall become effective upon the filing of the Notice of Conversion of Spectrum Field Services, Inc. with the Secretary of State of the State of Delaware pursuant to Sections 103 and 266 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned, being the sole member of Spectrum Field Services LLC, has executed this Certificate of Formation of Spectrum Field Services LLC this 16 day of July, 2004.

ATLAS PIPELINE OPERATING PARTNERSHIP, L.P., Authorized Entity
By:	Atlas Pipeline Partners GP, LLC Its General Partner

By:	/s/ Michael Staines
Name: Michael Staines
Title: President and Chief Operating Officer

# 2020990_v1

State of Delaware Secretary of State Division of Corporations Delivered 12:11 PM 07/16/2004 FILED 12:01 PM 07/16/2004 SRV 040522671 – 3224603 FILE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A LIMITED LIABILITY COMPANY

PURSUANT TO SECTION 266 OF THE DELAWARE GENERAL

CORPORATION LAW

1. The name of the corporation is Spectrum Field Services, Inc.

2. The date on which the original Certificate of Incorporation was filed with the Secretary of State was May 8, 2000.

3. The name of the limited liability company into which the corporation is herein being converted is Spectrum Field Services LLC.

4. The conversion has been approved in accordance with the provisions of Section 266 of the General Corporation Law of the State of Delaware.

SPECTRUM FIELD SERVICES, INC.

By:	/s/ Michael Staines
Name: Michael Staines
Title: Vice President

# 2020229_v1

State of Delaware Secretary of State Division of Corporations Delivered 02:16 PM 11/29/2004 FILED 02:16 PM 11/29/2004 SRV 040856436 – 3224603 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

SPECTRUM FIELD SERVICES, LLC

1.	Name of Limited Liability Company: SPECTRUM FIELD SERVICES, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

FIRST:	The name of the limited liability company is

  ATLAS PIPELINE MID-CONTINENT,

  LLC.

3.	The effective date of this Amendment shall be January 1, 2005.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 23 day of November, 2004.

SPECTRUM FIELD SERVICES, LLC

By:	/s/ Michael L. Staines
Michael L. Staines Vice President

LS\APL-Spectrum\Certificate of Amendment

State of Delaware Secretary of State Division of Corporations Delivered 08:21 PM 12/17/2004 FILED 07:20 PM 12/17/2004 SRV 040919622 – 3224603 FILE

LIMITED LIABILITY COMPANY

CERTIFICATE OF CORRECTION

FILED TO CORRECT A CERTAIN ERROR IN THE

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF FORMATION

OF

ATLAS PIPELINE MID-CONTINENT, LLC

FILED IN THE OFFICE OF THE SECRETARY OF STATE

OF DELAWARE ON NOVEMBER 29, 2004

1. The name of the limited liability company is Atlas Pipeline Mid-Continent, LLC.

2. A Certificate of Amendment to the Certificate of Formation was filed by the Secretary of State of Delaware on November 29, 2004 that requires correction as permitted by Section 18-211 of the Delaware limited Liability Company Act.

3. The inaccuracy or defect of the Certificate to be corrected is as follows:

The name of the limited liability company is “Atlas Pipeline Mid-Continent LLC”, without a comma and the effective date of the name change, as reflected in the original Certificate of Amendment to the Certificate of Formation filed on November 29, 2004 is January 1, 2005.

4. Article 2 of the Certificate of Amendment to the Certificate of Formation is corrected to read as follows:

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

FIRST: The name of the limited liability company is Atlas Pipeline Mid-Continent LLC.

ATLAS PIPELINE OPERATING PARTNERSHIP, L.P. Member

By:	Atlas Pipeline Partners GP, LLC Its General Partner

By:	/s/ Michael Staines
Michael Staines
President and Chief Operating Officer

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